UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 2, 2010

GXS Worldwide, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-167650	35-2181508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9711 Washingtonian Boulevard, Gaithersburg, MD	20878
(Address of principal executive offices)	(Zip Code)

301-340-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On September 2, 2010, GXS Worldwide, Inc. (the “Company”) held a teleconference with existing holders of the Company’s 9.75% senior secured notes due 2015 discussing its financial results for its second quarter ended June 30, 2010, which were filed with the Securities and Exchange Commission (the “Commission”) on the Company’s Quarterly Report on Form 10-Q on August 31, 2010.

During the teleconference, the Company disclosed that Adjusted EBITDA was $32.7 million for the second quarter of 2010, which increased $1.6 million from the second quarter of 2009. Management relies upon Adjusted EBITDA as a primary measure to review and assess operating performance of its business and management team.  Adjusted EBITDA is not a measure of financial performance under U.S. GAAP and should not be considered as an alternative to net income, as a measure of operating performance or cash flows from operating, investing and financing activities or as a measure of liquidity.  Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies. The table below reconciles net income (loss) to Adjusted EBITDA for the period presented:

	Quarter Ended June 30,
($ Millions)	2009	2010

Net Income (Loss)	$(2.9)	$28.0
Adjustments:
Income Taxes	0.0	(36.5)
Interest Expense, net	15.2	20.6
Depreciation and Amortization	14.5	10.3
Stock Compensation Expense	0.0	0.0
Other Income (Expense)	(2.4)	0.6
Restructuring	6.2	0.8
Merger & Acquisition Activities	-	6.5
Loss on Disposition of Business	-	1.7
Management Fee	0.5	0.7
Total Adjustments	34.0	4.7

Adjusted EBITDA	$31.1	$32.7

During the teleconference, the Company also disclosed that its minimum committed revenue value on newly signed orders, or MCV, for the second quarter of 2010 was $28.5 million, down from $30.1 million in the first quarter of 2010 and up $4.0 million from the second quarter of 2009. The Company’s Managed Services business comprised $19.6 million of that total. The Company announced that it believed its pipeline continues to be robust with over $580.0 million in potential MCV at the end of the second quarter with $150.0 million qualified as “late stage” pipeline where proposals have been submitted or where the Company has been down-selected to negotiate final contractual terms.

This Current Report may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and reflect the Company management’s judgment and beliefs as of the date of this Current Report. All statements, other than statements of historical facts, that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements are affected by risks, uncertainties and assumptions, including but not limited to those set forth in the Company's public filings with the Commission. Accordingly, actual results or outcomes may differ materially from those expressed in the forward-looking statements. You should not place undue reliance on these statements and the Company undertakes no obligation to update or revise any forward-looking statements to reflect events or circumstances that may arise.

The foregoing information is being furnished under Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GXS WORLDWIDE, INC.

Date: September 3, 2010	By:	/s/ John Duvall
	Name:	John Duvall
	Title:	Senior Vice President, Chief Financial Officer and Treasurer